EXHIBIT 8.1
LIST OF SUBSIDIARIES

The following table lists our subsidiaries and their jurisdiction of incorporation as of June 30, 2017:

Name of the entity	Place of business/ Country of incorporation
IRSA's direct interest:
IRSA CP (1)	Argentina
E-Commerce Latina S.A.	Argentina
Efanur S.A.	Uruguay
Hoteles Argentinos S.A.	Argentina
Inversora Bol’var S.A.	Argentina
Llao Llao Resorts S.A. (2)	Argentina
Nuevas Fronteras S.A.	Argentina
Palermo Invest S.A.	Argentina
Ritelco S.A.	Uruguay
Solares de Santa Mar’a S.A. (3)	Argentina
Tyrus S.A.	Uruguay
Unicity S.A. (3)	Argentina
IRSA CP's direct interest:
Arcos del Gourmet S.A.	Argentina
Emprendimiento Recoleta S.A.	Argentina
Fibesa S.A. (4)	Argentina
Panamerican Mall S.A.	Argentina
Shopping Neuquén S.A.	Argentina
Torodur S.A.	Uruguay
EHSA	Argentina
Tyrus S.A.'s direct interest:
DFL (4)	Bermudas
I Madison LLC	United States
IRSA Development LP	United States
IRSA International LLC	United States
Jiwin S.A.	Uruguay
Liveck S.A.	Uruguay
Real Estate Investment Group IV LP (REIG IV)	Bermudas
Real Estate Investment Group V LP	Bermudas
Real Estate Strategies LLC	United States
Efanur S.A.'s direct interest:
Real Estate Strategies LP	Bermudas
DFL's direct interest:
IDB Development Corporation Ltd.	Israel
Name of the entity	Country
IDBD's direct interest:
Discount Investment Corporation Ltd. (5)	Israel
IDB Tourism (2009) Ltd.	Israel
IDB Group Investment Inc.	Israel
DIC's direct interest:
Property & Building Corporation Ltd.	Israel
Shufersal Ltd.	Israel
Koor Industries Ltd.	Israel
Cellcom Israel Ltd. (6)	Israel
Elron Electronic Industries Ltd.	Israel
Bartan Holdings and Investments Ltd.	Israel
Epsilon Investment House Ltd.	Israel

(1) Includes interest held through Tyrus S.A..
(2)
The Group has consolidated the investment in Llao Llao Resorts S.A. considering its equity interest and a shareholder agreement that confers it majority of votes in the decision making process.
(3) Were merged on July 1, 2015.
(4) Includes interest held through Ritelco S.A..
(5) Includes Tyrus's equity interest held through DFL.
(6)
DIC considers it exercises effective control over Cellcom because DIC is the group with the higher percentage of votes vis-à-vis other shareholders, also taking into account the historic voting performance in the Shareholders’ Meetings.